                                                                     Contact:
                                                                Danskin, Inc.
                                      Senior Vice President / General Counsel
                                                            Ph (212) 930-9115
                                                           Fax (212) 930-9103
                                                  MargiePritchard@Danskin.com


NEW YORK, March 28, 2003 -- Danskin, Inc. (OTC BB:DANS.OB) today announced that on Friday, March 28, 2003, it will file a Form 15 with the Securities and Exchange Commission (the "SEC") to deregister its common stock and terminate reporting obligations under the Securities Exchange Act of 1934.

As a result of the filing of the Form 15, the Company will no longer file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K. The deregistration is expected to become effective within 90 days of the filing the Form 15.


                                      # # #